UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2021

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 30, 2021, Blueprint Medicines Corporation, a Delaware corporation (the “Company”) completed the merger of Pavonis Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) with and into Lengo Therapeutics, Inc. a Delaware corporation (“Lengo”), with Lengo continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), as previously disclosed on November 29, 2021. The Company completed the Merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated November 27, 2021, by and among the Company, Merger Sub, Lengo and Fortis Advisors LLC, a Delaware limited liability company, as the representative of the Lengo stockholders and optionholders (the “Lengo Securityholders”). At the closing of the Merger, the Company paid the Lengo Securityholders an upfront cash payment of $250 million (subject to customary net indebtedness, transaction expenses, and other adjustments, as set forth in the Merger Agreement).

The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any financial information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s stockholders and other investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates or subsidiaries (including Lengo). Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On December 30, 2021 the Company issued a press release announcing the closing of the Merger and related matters.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Agreement and Plan of Merger by and among the Company, Pavonis Merger Subsidiary, Inc., Lengo Therapeutics, Inc. and Fortis Advisors, LLC, dated November 27, 2021.

99.1	Press Release, dated December 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101).

*	Certain schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

+

Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Company has determined that the information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: December 30, 2021	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer